UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2021

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2021, SCYNEXIS, Inc. entered into an agreement (the “Agreement”) with Amplity, Inc. (“Amplity”), a leading global contract commercialization organization, to support the anticipated commercialization of BrexafemmeTM (ibrexafungerp) in the United States. Brexafemme is the expected trade name for ibrexafungerp, an oral antifungal product candidate, for the treatment of vulvovaginal candidiasis (VVC), also known as vaginal yeast infection. The New Drug Application (NDA) for Brexafemme is currently under review by the U.S. Food and Drug Administration (FDA), with a Prescription Drug User Fee Act (PDUFA) action date of June 1, 2021.

Provided that Brexafemme is approved by the FDA, during the 5-year term of the Agreement SCYNEXIS will utilize Amplity’s commercial execution expertise and resources for sales force, remote engagement, training, market access and select operations services. SCYNEXIS will maintain full ownership of Brexafemme and control of all strategic aspects of the launch. Amplity is deferring a portion of its direct service costs in the first two years (2021 and 2022), up to a cap, which SCYNEXIS will repay over three years starting in 2023. Amplity has the potential to earn a performance-based success fee, up to a cap, in the 2023-2025 timeframe by exceeding certain revenue targets. Each party retains the right to terminate the Agreement upon notice to the other party.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: February 23, 2021	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer